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                                                                    EXHIBIT 21.1

                      HEALTHPLAN SERVICES CORPORATION (DE)


                                  Subsidiaries


           HealthPlan Services, Inc. (FL)
                    American Benefit Plan Administrators, Inc. (CA)
                    HPS of Delaware LLC (DE)
                    HPS of Louisiana, Inc. (LA)
                    Group Benefit Administrators Insurance Agency, Inc. (MA) Harrington Southwest, Inc. (MO) (1/3)
                    HealthPlan Services Insurance Agency, Inc. (MA)
                    HealthPlan Services Insurance Agency of Illinois, Inc. (IL) Montgomery Management Corporation (PA)
                    ProHealth, Inc. (DE)
                    HPS of Missouri, Inc. (MO)
                    Retail Card L.L.C. (DE) (50%)
                    Southern Nevada Administrators, Inc. (NV)
           Heathcare Informatics Corporation (DE)
           PlanVista Solutions, Inc. (NY)
           National Network Services, Inc. (NY)
           Quality Medical Administrators, Inc. (NY)